As filed with the Securities and Exchange Commission on October 31, 1997

                                                      Registration No. 33-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         MARRIOTT INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)


          Delaware                                       52-0936594
(State or other jurisdiction of             (I.R.S.Employer Identification No.)
incorporation or organization)

                 10400 Fernwood Road, Bethesda, Maryland 20817
          (Address of principal Executive Offices, including zip code)

           MARRIOTT INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of  the plan)

           Joseph Ryan, Executive Vice President and General Counsel
                         Marriott International, Inc.
                 10400 Fernwood Road, Bethesda, Maryland 20817
                    (name and address of agent for service)

                                (301) 380-3000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum        Proposed maximum          Amount of registration
Title of Securities to be         Amount to be           offering price per     aggregate offering price             fee
      registered                   registered                 share (3)                   (3)                        (3)
-------------------------      ------------------        ------------------     ------------------------   -----------------------
Common Stock, $1
 Par Value Per                   2,500,000 shares            $ 68.20                   $ 170,500,000            $ 51,667
 Share (1)(2)
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes rights ("Rights") issuable pursuant to that certain Rights Agreement dated as of October 8, 1993, which Rights are currently carried and traded with shares of the Registrant's Common Stock (including shares registered hereunder). The value attributable to the Rights, if any, is reflected in the value of the Registrant's Common Stock.
(2) In addition, pursuant to Rule 416 under the Securities Act of 1993, this registration statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plan as a result of stock splits, stock dividends or similar transactions.

(3) The filing fee was determined in accordance with Rule 457(h)(l) on the basis of the average of the high and low prices reported in the consolidated reporting system for the Registrant's common stock on October 28,1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Marriott International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement (the "Registration Statement") and made a part thereof:

          (a) Registration Statement on Form S-8 (registration no. 33-69990), registering 3,500,000 shares of Common Stock of the Company under the Company's Employee Stock Purchase Plan (the "Plan").

          (b) Annual Report on Form 10-K of Marriott International, Inc. for the fiscal year ended January 3, 1997.

          (c) Quarterly Reports of Marriott International, Inc. on Form 10-Q for the fiscal quarters ended March 28,1997, June 20,1997, and September 12, 1997.

          (d) Current Report on Form 8-K filed February 19, 1997.

          (e) Current Report on Form 8-K filed March 27, 1997.

          (f) Current Report on Form 8-K filed April 14, 1997.

          (g) Current Report on Form 8-K filed July 7, 1997, as amended by Form 8-K/A filed September 3, 1997.

          (h) Current Report on Form 8-K filed September 5, 1997.

          (i) Current Report on Form 8-K filed September 26, 1997.

          (j) Current Report on Form 8-K filed  October 8, 1997.

          (k) Description of the Company's Common Stock and Rights contained in the Company's registration statement on Form 8-A dated September 30, 1993, as amended by Amendment No. 1 contained in the Company's Form 8-A/A dated October 15, 1997.

     In addition to the foregoing, all documents subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (before the filing of a post-effective amendment to the registration statement which indicates that all securities offered hereby have been issued or that deregisters all securities then remaining hereunder) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interest of Named Experts and Counsel.

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K under the Exchange Act for the fiscal year ended January 3, 1997 which is incorporated in this Registration Statement by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

     Joseph Ryan, who issued the opinion of the Company's Law Department on the legality of the shares of common stock of the Company offered under this Registration Statement is Executive Vice

President and General Counsel of the Company. Mr. Ryan currently owns Company common stock and restricted and deferred Company common stock. He also holds employee stock options to purchase Company common stock.

Item 6. Indemnification of Directors and Officers.

     Article Eleventh and Article Sixteenth of the Company's Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the Company's Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company Certificate are collectively referred to herein as the "Director Liability and Indemnification Provisions."

     The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. Such provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

     In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on
that basis are protected by the so-called "business judgment rule."   The
business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation Law has for some time specifically permitted corporations to provide indemnity and procure insurance for it's directors and officers.

     Recent changes in the market for directors and officers liability insurance have resulted in the unavailability for directors and officers of many corporations of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing directors and officers liability policies, or have increased premiums to such an extent that the cost of obtaining such insurance becomes prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent directors is most needed. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempts to take over a corporation. Such limitations on the scope of insurance coverage, along with high deductibles and low limits of liability, have undermined meaningful directors and officers liability insurance coverage.

     The unavailability of meaningful directors and officers liability insurance is attributable to a number of factors, many of which are affecting the liability insurance industry generally, including granting of unprecedented damages awards and reduced investment income on insurance company investments.

     According to published sources, the inability of corporations to provide meaningful directors and officers liability insurance has had a damaging effect on the ability of public corporations to recruit and retain corporate directors. Although the Company has not experienced this problem, the Company believes it is necessary to take every possible step to ensure that they will be able to attract the best possible officers and directors.

     Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws.

     Elimination of Liability in Certain Circumstances. Article Sixteenth of the Company Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent such liability provisions as are provided in Article Sixteenth, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteenth eliminates director liability for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the Company due to the directors' inattention to a particular matter) a simple negligence standard might apply. Directors remain liable for breaches of their duty of loyalty to the Company and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixteenth does not eliminate director liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     While the Director Liability and Indemnification Provisions provide directors with protection from awards of monetary damages for breaches of the duty of care, they do not eliminate the directors' duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. Article Sixteenth which eliminates liability, as described above, will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

     Indemnification and Insurance. Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of the derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

Section 7.7 of the Company Bylaws provides as follows:

          Section 7.7(a). The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

           (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 7.7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Company unless the Company establishes that the certification was made in bad faith.

          (d)  Any indemnification under subsections (a) and (b) of this Section
     7.7 (unless
     ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because any such person has met the applicable standard of conduct set forth in subsections
     (a) and (b) of this Section 7.7. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          (e) Expenses (including attorneys' fees) incurred by an officer, director or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Company as authorized by this Section 7.7.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.7 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The Company may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under this Section 7.7.


          (h) For purposes of this Section 7.7, references to "the Company" shall include, in addition to the resulting Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section
     7.7 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section 7.7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 7.7.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) This Section 7.7 shall be interpreted and construed to accord, as a matter of right, to any person who is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the full measure of indemnification and advancement of expenses permitted by Section 145 of the Business Corporation Law of the State of Delaware.

          (l) Any person seeking indemnification or advancement of expenses by virtue of such person being or having been a director, officer or employee of the Company may seek to enforce the provisions of this Section 7.7 by an action in law or equity in any court of the United States or any state or political subdivision thereof having jurisdiction of the parties. Without limitation of the foregoing, it is specifically recognized that remedies available at law may not be adequate if the effect thereof is to impose delay on the immediate realization by any such person of the rights conferred by this Section 7.7. Any costs incurred by any person in enforcing the provisions of this Section 7.7 shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Section 7.7.

          (m) No amendment, modification or repeal of this Section 7.7 shall have the effect of or be construed to limit or adversely affect any claim to indemnification or advancement of expenses made by any person who is or was a director, officer or employee of this Company with respect to any state of facts which existed prior to the date of such amendment, modification or repeal. Accordingly, any amendment, modification or repeal of this Section 7.7 shall be deemed to have prospective application only and shall not be applied retroactively.


     Article Eleventh of the Company Certificate provides that a person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. Article Eleventh also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

Item 8.  Exhibits.
         No.           Description
         ---           -----------

         (4)    (a)    The Marriott International Inc. Employee Stock Purchase
                       Plan, as amended (incorporated by reference to Appendix B to Proxy Statement for the Annual Meeting of Shareholders held on May 9, 1997).

              (b) Restated By-Laws of the Company as amended February 6, 1997 (incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended September 12, 1997).

              (c) Rights Agreement between the Company and the Bank of New York (incorporated by Reference to Exhibit No. 4.2 to Form 8-K dated October 25, 1993).

              (d) Amendment No. 1 to Rights Agreement dated September 30, 1997 between the Company and Bank of New York (incorporated by reference to Exhibit 1 to Form 8-A/A dated October 15,
                     1997).

     (5)      (a)    Opinion of Marriott International, Inc.'s Law Department
                     regarding the legality of the securities being registered for issuance under the Plan.

     (23)     (a)    Consent of Arthur Andersen LLP

              (b) The consent of Marriott International Inc.'s Law Department is contained in the opinion of such counsel filed as Exhibit 5(a) to this Registration Statement.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section l5(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report under section l5(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in said Act and therefore may be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on this 31st of October, 1997.

                                    MARRIOTT INTERNATIONAL, INC.


                                    By /s/ J. W. Marriott, Jr.
                                      -----------------------------
                                         J. W. Marriott, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints J .W. Marriott, Jr. and Michael A. Stein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated above.

     Signature                                                   Title
     ---------                                                   -----
PRINCIPAL EXECUTIVE OFFICER:


    /s/ J. W. Marriott, Jr.
   ------------------------                       Chairman of the Board and  Chief Executive Officer
     J. W. Marriott, Jr.


PRINCIPAL FINANCIAL OFFICER:
    /s/ Michael A. Stein                          Executive Vice President and Chief Financial Officer
   ------------------------
      Michael A. Stein


PRINCIPAL ACCOUNTING OFFICER:

 /s/ Stephen Riffee
-------------------------                Vice President- Finance and
    Stephen Riffee                       Chief Accounting Officer


DIRECTORS:

/s/ Richard E. Marriott
---------------------------
Richard E. Marriott                      Director

/s/ Henry Kar Shun Cheng
---------------------------
Henry Kar Shun Cheng                     Director

/s/ Gilbert M. Grosvenor
---------------------------
Gilbert M. Grosvenor                     Director

/s/ Floretta Dukes McKenzie
---------------------------
Floretta Dukes McKenzie                  Director

/s/ Harry J. Pearce
---------------------------
Harry J. Pearce                          Director

/s/ W. Mitt Romney
---------------------------
W. Mitt Romney                           Director

/s/ Roger W. Sant
---------------------------
Roger W. Sant                            Director

/s/ William J. Shaw
---------------------------
William J. Shaw                          Director

/s/ Lawrence M. Small
---------------------------
Lawrence M. Small                        Director

                               INDEX TO EXHIBITS

                                                                                            Sequentially
Exhibit                                                                                         Numbered
Number       Exhibit                                                                                Page
-------      -------                                                                        ------------

No.          Description
---          -----------
(4)          (a)    The Marriott International Inc. Employee Stock Purchase
                    Plan, as amended (incorporated by reference to Appendix B to
                    Proxy Statement for the Annual Meeting of Shareholders held on May 9, 1997).

             (b)    Restated By-Laws of the Company as amended February 6, 1997
                    (incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended September 12, 1997).

             (c)    Rights Agreement between the Company and the Bank of New
                    York (incorporated by Reference to Exhibit No. 4.2 to Form
                    8-K dated October 25, 1993).

             (d) Amendment No. 1 to Rights Agreement dated September 30, 1997 between the Company and Bank of New York (incorporated by reference to Exhibit 1 to Form 8-A/A dated October 15,
                    1997).

(5)          (a)    Opinion of Marriott International, Inc.'s Law Department
                    regarding the legality of the securities being registered for
                    issuance under the Plan.                                                        14

(23)         (a)    Consent of Arthur Andersen LLP.                                                 16

             (b) The consent of Marriott International Inc.'s Law Department is contained in the opinion of such counsel filed as
                    Exhibit 5(a) and to this Registration Statement.